                                        Exhibit 99.1

For Immediate Release

Contacts:               Linda H. Simmons                                                      Stephen Hourahan
Chief Financial Officer                                                SVP, Corporate Communications
(401) 574-1652                                                               (401) 574-1541
simmonsl@bankri.com                                               shouraha@bankri.com

BancorpRI Announces Second Quarter Financial Results

Commercial Loans Increase by $25.0 Million, Total Deposits Rise by $28.8 Million

Providence, R.I. – July 30, 2009 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $740,000 for the quarter ended June 30, 2009 compared to net income of $2.24 million in the second quarter 2008.  The Company’s diluted earnings per share (EPS), after payment of preferred stock dividends, were $0.07 for the second quarter 2009 compared to $0.48 in the second quarter 2008.

Noninterest expense was $10.2 million in the second quarter 2009 compared to $9.6 million in both the first quarter 2009 and the second quarter 2008.  Reflected in the Company’s noninterest expense is a $733,000 charge incurred as a result of the special assessment the Federal Deposit Insurance Corporation (FDIC) has imposed on all FDIC-insured financial institutions nationwide.

The net interest margin for the second quarter was 3.10 percent, a decrease of 14 basis points from the second quarter 2008, and an increase of 2 basis points on a linked quarter basis.

The second quarter ended with total assets at $1.58 billion, an increase of approximately $55.5 million from year-end 2008.  At June 30, 2009, the Company’s tier 1 capital ratio was estimated at 9.6 percent and its total risk-weighted capital ratio was approximately 14.5 percent.

As of June 30, 2009, the Company’s commercial loan and lease portfolio grew to $711.6 million, an increase of $53.2 million or 8.1 percent from year-end 2008, and up $25.0 million or 3.6 percent from March 31, 2009.  Consumer loans remained relatively flat on a linked quarter basis with $214.7 million at the close of the second quarter, up $8.1 million or 3.9 percent from year-end 2008.

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BancorpRI Q2 Results
Page Two

Residential mortgage balances were $191.3 million, a decrease of $21.4 million or 10.1 percent from December 31, 2008, and a decline of $12.5 million or 6.1 percent from March 31, 2009.

Total deposits were $1.08 billion at the close of the second quarter, up $42.5 million or 4.1 percent from year-end 2008.  Checking, savings and other transaction accounts grew to 62.9 percent of total deposits as of June 30, 2009, up from 59.4 percent at year-end 2008.

“At Bancorp Rhode Island, we continued to grow the long-term prospects of our franchise throughout the second quarter while managing the challenges of the economic environment,” said President & CEO Merrill W. Sherman.  “During the quarter, we capitalized on the competitive landscape, which presented a unique opportunity to attract new customers and build on existing relationships, as evidenced by the impressive growth of our commercial lending portfolio and transactional deposit accounts.  The special assessment imposed on all FDIC insured institutions had an adverse impact on our earnings.  However, we recognize and understand the important role our regulators play in continuing to provide stability and confidence to our nation’s financial system.”

Nonperforming assets as of June 30, 2009, totaled $18.8 million, or 1.19 percent of total assets, up from $15.2 million, or 1.00 percent of total assets at year-end 2008, and up from $17.4 million or 1.13 percent of total assets at March 31, 2009.  The provision for loan and lease losses was $2.6 million for the second quarter 2009, and net charge offs were $1.1 million.  As a comparison, the provision for loan and lease losses was $970,000 and net charge offs were $402,000 for the second quarter 2008, and $1.6 million and $851,000, respectively, on a linked quarter basis.  The allowance for loan and lease losses as a percent of total loans and leases was 1.51 percent as of June 30, 2009, up from 1.36 percent at December 31, 2008.

“Our credit administration practices have served us well,” concluded Sherman.  “Despite the difficult market conditions, our nonperforming assets remained at a manageable level, and we continued to build our loan loss reserves.”

The Company’s Board of Directors approved a dividend of $0.17 per share. The dividend will be paid on September 9, 2009 to shareholders of record on August 19, 2009.

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BancorpRI Q2 Results
Page Three

Bancorp Rhode Island also announced yesterday that it has received approval from the U.S. Treasury Department to repurchase $30.0 million in preferred stock and exit the Capital Purchase Program.  Company executives will address this development, along with second quarter 2009 earnings, on a conference call Thursday, July 30, at 10 a.m. Eastern Daylight Time (EDT). Access the conference call by dialing toll free at (800) 860-2442, or via webcast at http://www.bankri.com/investorrelations.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a playback of the call available the same day beginning at approximately Noon EDT that can be accessed through 9 a.m. EDT on Monday, August 3, 2009.  The replay dial-in number is (877) 344-7529; when prompted, enter conference ID number 431662.  The webcast will be archived on the “Investor Relations” page of the Bank Rhode Island website at http://www.bankri.com/investorrelations.

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of June 30, 2009, BankRI has $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

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BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	June 30, 2009	December 31, 2008
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,584,482	$1,528,974
Total Loans and Leases	1,117,655	1,077,742
Total Nonperforming Assets	18,796	15,232
Allowance for Loan and Lease Losses	16,905	14,664
Allowance to Nonperforming Loans and Leases	95.22%	102.05%
Allowance to Total Loans and Leases	1.51%	1.36%
Total Deposits	$1,084,673	$1,042,192
Common Shareholders’ Equity	120,471	121,010
Book Value Per Share of Common Stock	26.18	26.45
Tangible Book Value Per Share of Common Stock	23.56	23.82
Tangible Common Equity Ratio(1) (6)	6.90%	7.18%

	Quarter Ended June 30,		Six Months Ended June 30
Average Balance Sheet Data:
	2009	2008	2009	2008
	(Dollars in millions)

Average Total Assets	$1,562	$1,483	$1,545	$1,474
Average Total Loans	1,108	1,044	1,098	1,038
Average Total Interest-Earning Assets	1,497	1,414	1,473	1,402
Average Total Interest-Bearing Liabilities	1,212	1,174	1,203	1,169
Average Common Shareholders’ Equity	122	114	122	114

	Quarter Ended June 30,		Six Months Ended June 30

	2009	2008	2009	2008

	(Dollars in thousands, except per share data)
Income Statement Data:
Interest and Dividend Income	$18,792	$19,981	$37,352	$40,513
Interest Expense	7,219	8,553	14,697	18,781
Net Interest Income	11,573	11,428	22,655	21,732
Provision of Loan and Lease Losses	2,600	970	4,210	1,255
Noninterest Income	2,214	2,492	4,571	5,395
Noninterest Expense	10,145	9,612	19,768	19,072
Income Before Income Taxes	1,042	3,338	3,248	6,800
Income Tax Expense	302	1,097	1,045	2,233
Net Income	740	2,241	2,203	4,567
Preferred Stock Dividends	(375)	--	(750)	--
Accretion of Preferred Shares Discount	(62)	--	(123)	--
Net Income Applicable to Common Shares	$303	$2,241	$1,330	$4,567

Earnings Per Common Share – Basic	$0.07	$0.49	$0.29	$1.00
Earnings Per Common Share - Diluted	$0.07	$0.48	$0.29	$0.98
Average Common Shares Outstanding - Basic	4,601,977	4,562,652	4,596,213	4,559,928
Average Common Shares Outstanding - Diluted	4,619,347	4,633,910	4,614,749	4,636,299

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Selected Operating Ratios:

Net Interest Margin (2) (6)	3.10%	3.24%	3.09%	3.11%
Return on Assets (3) (6)	0.19%	0.61%	0.29%	0.62%
Return on Equity (4) (6)	2.44%	7.90%	3.65%	8.07%
Efficiency Ratio (5) (6)	73.58%	69.05%	72.61%	70.31%

	June 30, 2009	March 31, 2009 (7)	December 31, 2008
Nonperforming Asset Data:	(Dollars in thousands)

Commercial Real Estate Nonperforming Loans	$1,014	$1,014	$1,014
Commercial and Industrial Nonperforming Loans	8,629	10,246	7,692
Small Business Nonperforming Loans	526	576	872
Nonperforming Leases	1,367	827	428
Residential Nonperforming Loans	5,933	3,910	4,314
Consumer Nonperforming Leases	284	167	49
Total Nonperforming Loans and Leases	17,753	16,740	14,369
Other Real Estate Owned	921	703	863
Non-Real Estate Foreclosed Assets	122	--	--
Total Nonperforming Assets	$18,796	$17,443	15,232

(1)	Calculated by dividing Common Stockholders’ Equity less Goodwill by Total Assets less Goodwill.
(2)	Calculated by dividing annualized Net Interest Income by Average Interest-Earning Assets.
(3)	Calculated by dividing annualized Net Income by Average Total Assets.
(4)	Calculated by dividing annualized Net Income by Average Common Shareholders’ Equity.
(5)	Calculated by dividing Noninterest Expense by Net Interest Income plus Noninterest Income.
(6)	Non-GAAP performance measure.
(7)	Nonperforming Asset Data for March 31, 2009 included for trend analysis purposes.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheets (unaudited)

	June 30, 2009	December 31, 2008
	(In thousands)
ASSETS:
Cash and due from banks	$21,740	$54,344
Overnight investments	775	1,113
Total cash and cash equivalents	22,515	55,457
Available for sale securities (amortized cost of $376,528 and $325,767, respectively)	376,026	326,406
Stock in Federal Home Loan Bank of Boston	15,671	15,671
Loans and leases receivable:
Commercial loans and leases	711,639	658,422
Residential mortgage loans	191,271	212,665
Consumer and other loans	214,745	206,655
Total loans and leases receivable	1,117,655	1,077,742
Allowance for loan and lease losses	(16,905)	(14,664)
Net loans and leases receivable	1,100,750	1,063,078
Premises and equipment, net	12,511	12,641
Goodwill	12,051	12,019
Accrued interest receivable	5,071	5,240
Investment in bank-owned life insurance	29,358	28,765
Prepaid expenses and other assets	10,529	9,697
Total assets	$1,584,482	$1,528,974
LIABILITIES:
Deposits:
Demand deposit accounts	$205,092	$176,495
NOW accounts	65,847	56,703
Money market accounts	29,179	4,445
Savings accounts	381,716	381,106
Certificate of deposit accounts	402,839	423,443
Total deposits	1,084,673	1,042,192
Overnight and short-term borrowings	40,801	57,676
Wholesale repurchase agreements	10,000	10,000
Federal Home Loan Bank of Boston borrowings	272,040	238,936
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	14,376	17,162
Total liabilities	1,435,293	1,379,369
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01, authorized 1,000,000 shares, liquidationpreference per share $1,000:
Issued and outstanding: Issued: (30,000 and 30,000 shares, respectively)*	28,718	28,595
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (4,964,244 shares and 4,926,920 shares, respectively)	50	49
Additional paid-in capital*	73,873	73,323
Treasury stock, at cost (364,750 shares and 352,250 shares, respectively)	(12,309)	(12,055)
Retained earnings	59,183	59,278
Accumulated other comprehensive income, net	(326)	415
Total shareholders’ equity	149,189	149,605
Total liabilities and shareholders’ equity	$1,584,482	$1,528,974
*Preferred stock and additional paid-in capital balances at December 31, 2008 were reclassified to reflect the liquidation preference value of shares, less any preferred stock discount.

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$10,040	$9,742	$19,747	$19,548
Residential mortgage loans	2,460	3,037	5,120	6,333
Consumer and other loans	2,396	2,774	4,726	5,837
Mortgage-backed securities	3,360	3,455	6,763	6,687
Investment securities	536	759	987	1,460
Federal Home Loan Bank of Boston stock dividends	--	156	--	393
Overnight investments	--	58	9	255
Total interest and dividend income	18,792	19,981	37,352	40,513
Interest expense:
NOW accounts	14	37	32	105
Money market accounts	51	19	52	48
Savings accounts	930	1,691	2,013	4,178
Certificate of deposit accounts	3,229	3,584	6,621	7,692
Overnight and short-term borrowings	21	213	48	644
Wholesale repurchase agreements	134	133	267	268
Federal Home Loan Bank of Boston borrowings	2,650	2,650	5,275	5,370
Subordinated deferrable interest debentures	190	226	389	476
Total interest expense	7,219	8,553	14,697	18,781
Net interest income	11,573	11,428	22,655	21,732
Provision for loan and lease losses	2,600	970	4,210	1,255
Net interest income after provision for loan and lease losses	8,973	10,458	18,445	20,477
Noninterest income:
Service charges on deposit accounts	1,367	1,448	2,577	2,883
Income from bank-owned life insurance	304	262	593	517
Loan related fees	229	144	628	307
Commissions on nondeposit investment products	111	245	267	455
Net gains on lease sales and commissions on loans originated for others	19	100	48	319
Gain on sale of available for sale securities	--	--	61	242
Other income	184	293	397	672
Total noninterest income	2,214	2,492	4,571	5,395
Noninterest expense:
Salaries and employee benefits	4,926	5,000	10,079	10,139
FDIC insurance	1,176	162	1,563	262
Occupancy	832	864	1,788	1,729
Data processing	670	708	1,290	1,427
Professional services	646	854	1,344	1,489
Marketing	332	369	647	733
Equipment	242	266	483	574
Loan servicing	189	151	348	318
Loan workout and other real estate owned	149	80	277	236
Other expenses	983	1,158	1,949	2,165
Total noninterest expense	10,145	9,612	19,768	19,072
Income before income taxes	1,042	3,338	3,248	6,800
Income tax expense	302	1,097	1,045	2,233
Net income	740	2,241	2,203	4,567
Preferred stock dividends	(375)	--	(750)	--
Accretion of preferred shares discount	(62)	--	(123)	--
Net income applicable to common shares	$303	$2,241	$1,330	$4,567
Per share data:
Basic earnings per common share	$0.07	$0.49	$0.29	$1.00
Diluted earnings per common share	$0.07	$0.48	$0.29	$0.98
Average common shares outstanding – basic	4,601,977	4,562,652	4,596,213	4,559,928
Average common shares outstanding – diluted	4,619,347	4,633,910	4,614,749	4,636,299